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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        NOVEMBER 21, 2000
                                                  -----------------------------



                         AMERICAN RESTAURANT GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


            33-48183                                  33-0193602
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     (Commission File Number)              (I.R.S. Employer Identification No.)


4410 EL CAMINO REAL, SUITE 201 LOS ALTOS, CA              94022
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 (Address of Principal Executive Offices)              (Zip Code)


                                 (650) 949-6400
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE

American Restaurant Group, Inc. (the "Company") intends to launch an offer to purchase up to $16 million of the Company's 11 1/2% Senior Secured Notes due 2003 (the "11 1/2% Notes"). The purchase price of the 11 1/2% Notes will be par, plus accrued and unpaid interest thereon to, and including, the date of purchase. Holders of the 11 1/2% Notes are expected to have until 5:00 p.m., New York City time on December 20, 2000 to tender their 11 1/2% Notes for purchase, and the purchase of the 11 1/2% Notes is expected to close by the Company's fiscal year end on December 25, 2000. In the event that more than $16,000,000 in principal amount of 11 1/2% Notes are validly tendered (and not withdrawn), the Company intends to accept 11 1/2% Notes for purchases on a pro rata basis (with appropriate adjustments to avoid purchases of the 11 1/2% Notes in a principal amount other than an integral of $1,000).


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     AMERICAN RESTAURANT GROUP, INC.
                                     -------------------------------
                                             (Registrant)




Date:  NOVEMBER 21, 2000             By: /s/ RALPH S. ROBERTS
       -----------------                 --------------------------------------
                                                  Ralph S. Roberts
                                         Chief Executive Officer and President


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